UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2020 (August 3, 2020)

ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35813	98-0376008
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1185 Avenue of the Americas, Suite 228, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

844-967-2633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.012	ORMP	The Nasdaq Capital Market, Tel Aviv Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2020, Oramed Pharmaceuticals Inc. (the "Company") held its 2020 Annual Meeting of Stockholders (the "2020 Annual Meeting"). At the 2020 Annual Meeting, the Company's stockholders approved the Company's Amended and Restated 2019 Stock Incentive Plan (the "Amended and Restated 2019 Plan"). The Amended and Restated 2019 Plan previously had been approved, subject to stockholder approval, by the Company's Board of Directors.

The Company's officers and directors are among the persons eligible to receive awards under the Amended and Restated 2019 Plan in accordance with the terms and conditions thereunder. A detailed summary of the Amended and Restated 2019 Plan is set forth in the Company's Definitive Proxy Statement on Schedule 14A for the 2020 Annual Meeting filed with the Securities and Exchange Commission on June 30, 2020 (the "Proxy Statement") under the caption "Proposal 2: Amended and Restated 2019 Stock Incentive Plan," which summary is incorporated herein by reference. The full text of the Amended and Restated 2019 Plan is attached as Appendix A to the Proxy Statement and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

As disclosed above, the Company held its 2020 Annual Meeting on August 3, 2020. The final voting results are set forth below.

Stockholders voted on the following proposals:

Proposal No. 1 — Re-election of Directors.

The stockholders re-elected the following directors of the Company to hold office until the next annual meeting of stockholders and until their respective successors shall be elected and qualified or until their earlier resignation or removal. The votes were as follows:

Director Name	For	Against	Abstain	Broker Non-Votes
Aviad Friedman	7,232,574	134,729	396,692	7,887,841
Xiaoming Gao	7,240,237	119,989	403,769	7,887,841
Miraim Kidron	7,201,019	449,756	113,220	7,887,841
Nadav Kidron	7,279,259	370,556	114,180	7,887,841
Dr. Arie Mayer	7,285,824	83,479	394,692	7,887,841
Kevin Raskin	7,263,199	103,144	397,652	7,887,841
Leonard Sank	7,211,784	152,719	399,492	7,887,841

Proposal No. 2 — Amended and Restated 2019 Plan.

The stockholders approved the Amended and Restated 2019 Plan as described in the Proxy Statement. The votes were as follows:

For	Against	Abstain	Broker Non-Votes

6,726,213	862,685	175,097	7,887,841

Proposal No. 3 — Amendment to the Company’s Certificate of Incorporation.

The stockholders approved an amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized common stock from 30,000,000 shares to 60,000,000 shares.  The votes were as follows:

For	Against	Abstain	Broker Non-Votes

13,692,827	1,477,875	480,134	N/A

Proposal No. 4 — Advisory Vote on the Compensation of the Company’s Named Executive Officers.

The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers listed in the Summary Compensation Table appearing in the Proxy Statement pursuant to Item 402 of Regulation S-K.  The votes were as follows:

For	Against	Abstain	Broker Non-Votes

7,275,546	299,671	188,778	7,887,841

Proposal No. 5 — Advisory Vote on the Frequency of the Advisory Vote on Compensation of the Company’s Named Executive Officers.

With respect to the non-binding advisory vote by stockholders on the frequency of the advisory vote on compensation of the Company’s named executive officers, the stockholders voted as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes

788,834	6,351,441	434,099	189,621	7,887,841

In accordance with the stockholder voting results, in which “2 Years” received the highest number of votes cast on the frequency proposal, and our Board of Directors’ recommendation in the Proxy Statement for the 2020 annual meeting of stockholders, the Company has determined that future stockholder advisory (non-binding) votes on the compensation of our named executive officers will occur every two years. Accordingly, the next stockholder advisory (non-binding) vote on executive compensation will be held at our 2022 annual meeting of stockholders.

Proposal No. 6 — Ratification of Auditors.

The stockholders ratified the appointment of Kesselman & Kesselman, certified public accountants in Israel, a member of PricewaterhouseCoopers International Limited, as the independent registered public accounting firm of the Company for the fiscal year ending August 31, 2020. The votes were as follows:

For	Against	Abstain	Broker Non-Votes

15,215,757	162,310	272,769	N/A

Item 8.01. Other Events.

On August 3, 2020, the Company filed a Certificate of Amendment to amend Article Fourth of its Certificate of Incorporation to increase the Company’s authorized stock from 30,000,000 shares to 60,000,000 shares.  The Certificate of Amendment was effective on filing.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

3.1	Certificate of Amendment, dated August 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and CEO

August 4, 2020